Exhibit 99.2


Rexall Sundown, Inc. and
Subsidiaries
Condensed Consolidated Financial
Statements
(Unaudited)
For the six months ended
June 30, 2003 and 2002

                    REXALL SUNDOWN, INC. and SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (Unaudited)

(Dollars in thousands)


Assets                                                                 June 30,      December 31,
                                                                         2003            2002
                                                                       --------      ------------

Current assets:
  Cash and cash equivalents                                           $     6,261    $     9,039
  Accounts receivable, less allowance for doubtful accounts
   of $2,292 at June 30, 2003 and $3,176 at December 31, 2002              43,989         47,665
  Inventory, net                                                           69,960         72,314
  Deferred income taxes                                                    60,138         35,417
  Due from affiliates                                                      90,078         65,430
  Prepaid expenses and other current assets                                12,164          8,473
                                                                      -----------    -----------

      Total current assets                                                282,590        238,338

Property, plant and equipment, net                                         67,797         70,855
Goodwill                                                                   22,822         22,822
Intangible assets, net                                                     41,551         43,130
Other assets                                                                6,200          9,026
                                                                      -----------    -----------

      Total assets                                                    $   420,960    $   384,171
                                                                      ===========    ===========

Liabilities and Shareholder's Deficit

Current liabilities:
  Accounts payable                                                    $    13,753    $     9,808
  Accrued expenses and other current liabilities                           91,713         54,749
  Due to affiliates                                                       204,752        122,332
  Notes payable                                                         1,334,357      1,334,357
                                                                      -----------    -----------

      Total current liabilities                                         1,644,575      1,521,246

Deferred income taxes                                                      28,460         28,705
Other liabilities                                                           9,915          5,193
                                                                      -----------    -----------

      Total liabilities                                                 1,682,950      1,555,144
                                                                      -----------    -----------

Commitments and contingencies

Shareholder's deficit:
  Common stock: (authorized, issued and outstanding 1,000
   shares at June 30, 2003 and December 31, 2002; $0.01 par value)
  Paid in capital                                                         433,894        433,894
  Loans to employees                                                            -         (2,128)
  Accumulated deficit                                                  (1,695,884)    (1,602,739)
                                                                      -----------    -----------

      Total shareholder's deficit                                      (1,261,990)    (1,170,973)
                                                                      -----------    -----------

      Total liabilities and shareholder's deficit                     $   420,960    $   384,171
                                                                      ===========    ===========

     See notes to unaudited condensed consolidated financial statements.

                    REXALL SUNDOWN, INC. and SUBSIDIARIES
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)

(Dollars in thousands)


                                              For the six months
                                                ended June 30,
                                            ----------------------
                                              2003         2002
                                              ----         ----

Net sales
  Third party                               $ 178,544    $ 226,059
  Affiliates                                   25,039       21,530
                                            ---------    ---------
Net sales                                     203,583      247,589

Costs and expenses:
  Cost of sales                               149,745      174,290
  Selling, general and administrative         115,733       91,151
                                            ---------    ---------

                                              265,478      265,441
                                            ---------    ---------

Operating loss                                (61,895)     (17,852)
                                            ---------    ---------

Other income (expense):
  Interest income                                  64          857
  Interest expense                            (54,983)     (54,983)
  Miscellaneous, net                             (220)          26
                                            ---------    ---------

                                              (55,139)     (54,100)
                                            ---------    ---------

Loss before income tax benefit               (117,034)     (71,952)

Income tax benefit                            (23,889)      (6,533)
                                            ---------    ---------

Net loss before the cumulative effect of
 accounting change                            (93,145)     (65,419)

Cumulative effect of accounting change              -     (731,981)
                                            ---------    ---------

      Net loss                              $ (93,145)   $(797,400)
                                            =========    =========

     See notes to unaudited condensed consolidated financial statements.

                    REXALL SUNDOWN, INC. and SUBSIDIARIES
        CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDER'S (DEFICIT)
               FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                                 (Unaudited)

(Dollars in thousands)


                                   Common Stock
                              -----------------------     Paid        Loans                          Total
                                Number of                  in          to        Accumulated     Shareholder's
                              shares issued    Amount    capital    employees      deficit          deficit
                              -------------    ------    -------    ---------    -----------     -------------

Balance, December 31, 2001        1,000        $    -    $433,894   $(8,144)     $  (688,403)    $  (262,653)

  Net loss                                                                          (914,336)       (914,336)
  Loans to employees                                                  6,016                            6,016
                                  --------------------------------------------------------------------------

Balance, December 31, 2002        1,000             -     433,894    (2,128)      (1,602,739)     (1,170,973)

  Net loss                                                                           (93,145)        (93,145)
  Loans to employees                                                  2,128                            2,128
                                  --------------------------------------------------------------------------

Balance,  June 30, 2003           1,000        $    -    $433,894   $     -      $(1,695,884)    $(1,261,990)
                                  ==========================================================================

     See notes to unaudited condensed consolidated financial statements.

                    REXALL SUNDOWN, INC. and SUBSIDIARIES
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (Unaudited)

(Dollars in thousands)


                                                     For the six months
                                                       ended June 30,
                                                    ---------------------
                                                      2003        2002
                                                      ----        ----

Cash flows from operating activities:
      Net cash used in operating activities         $  (264)    $(24,635)
                                                    -------     --------

Cash flows from investing activities:
  Purchase of property, plant and equipment          (2,525)      (3,387)
  Disposals of property, plant and equipment             11            -
                                                    -------     --------
      Net cash used in investing activities          (2,514)      (3,387)
                                                    -------     --------

Cash flows from financing activities:
      Net cash used in financing activities               -            -
                                                    -------     --------

Net decrease in cash and cash equivalents           $(2,778)    $(28,022)

Cash and cash equivalents at beginning of period      9,039       75,564
                                                    -------     --------

Cash and cash equivalents at end of period          $ 6,261     $ 47,542
                                                    =======     ========

     See notes to unaudited condensed consolidated financial statements.

                    REXALL SUNDOWN, INC. and SUBSIDIARIES
       NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

1.    Principles of consolidation and basis of presentation

      Rexall Sundown, Inc. and Subsidiaries ("Rexall" or the "Company") develops, manufactures, markets and sells vitamins, nutritional supplements and consumer health products. In June 2000, Rexall was acquired by Nutricia USA, Inc. ("Nutricia" now known as Numico USA Inc.), an indirect wholly-owned subsidiary of Royal Numico N.V. ("Numico"), a Dutch public company.

      The accompanying condensed consolidated financial statements as of June 30, 2003 and December 31, 2002 and for six months ended June 30, 2003 and June 30, 2002 have been prepared by the Company and have not been audited. The condensed consolidated financial statements include
      the accounts of the Company and its wholly-owned subsidiaries.   The
      condensed consolidated financial statements of the Company for the periods presented have been prepared by management on a carve-out basis and reflect the consolidated financial position, results of operations and cash flows of Rexall in accordance with accounting principles generally accepted in the United States of America for interim financial information. These statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

      Certain amounts in the financial statements have been estimated, allocated and pushed down from Nutricia or Numico in a consistent manner in order to depict the financial position, results of operations and cash flows of Rexall on a stand-alone basis. Additionally, Rexall conducts significant business with members of the Numico consolidated group. These transactions have been included as historically recorded or incurred and, therefore, may not necessarily be indicative of the revenues and expenses that the Company would have incurred had it operated as an independent, stand-alone entity. Accordingly, the financial position, results of operations and cash flows may not be indicative of what would have been reported if Rexall had been a stand-alone entity for the periods presented.

      The Company's year ends on December 31. All intercompany accounts and transactions have been eliminated.

      The results of operations for the six months ended June 30, 2003 are not necessarily indicative of the results to be expected for the full year ending December 31, 2003. As these are condensed consolidated financial statements, this report should be read in conjunction with the Company's audited consolidated financial statements included as an exhibit in this 8-K/A filing.

      Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. The most significant estimates include the valuation of inventories, the allowance for doubtful accounts receivable, valuation of deferred tax assets, and the recoverability of long-lived assets. Actual results could differ from those estimates.

                    REXALL SUNDOWN, INC. and SUBSIDIARIES
       NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

      New accounting developments

      In November 2002, the FASB issued Emerging Issues Task Force (EITF) Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." EITF 00-21 addresses certain aspects of the accounting by a company for arrangements under which it will perform multiple revenue-generating activities. EITF 00-21 addresses when and how an arrangement involving multiple deliverables should be divided into separate units of accounting. EITF 00-21 provides guidance with respect to the effect of certain customer rights due to company nonperformance on the recognition of revenue allocated to delivered units of accounting. EITF 00-21 also addresses the impact on the measurement and/or allocation of arrangement consideration of customer cancellation provisions and consideration that varies as a result of future actions of the customer or the company. Finally, EITF 00-21 provides guidance with respect to the recognition of the cost of certain deliverables that are excluded from the revenue accounting arrangement. The provisions of EITF 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company does not expect the adoption of EITF 00-21 to have a material impact on its consolidated financial position or results of operations.

      In January 2003, the FASB issued Interpretation No. 46, ("FIN") "Consolidation of Variable Interest Entities," an interpretation of Accounting Research Bulletin ("ARB") No. 51. FIN 46 addresses consolidation by business enterprises of variable interest entities. FIN 46 applies immediately to variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first year or interim period beginning after June 15, 2003 to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Company does not expect that the provisions of FIN 46 will have a material impact on the Company's consolidated financial position or results of operations.

      In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company does not expect the adoption of SFAS 149 to have a material impact on its consolidated financial position or results of operations.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatorily redeemable stock; certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003 and must be applied to the Company's existing financial instruments effective July 1, 2003, the beginning of the first fiscal period after June 15, 2003. The Company has not entered into any financial instruments within the scope of SFAS 150 since May 31, 2003, nor does it currently hold any significant financial instruments within its scope.

                    REXALL SUNDOWN, INC. and SUBSIDIARIES
       NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

      Stock compensation

      The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and provides pro forma disclosures of net income and earnings per share as if the method prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation", had been applied in measuring compensation expense. In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company is required to follow the prescribed format and provide the additional disclosures required by SFAS No. 148 in its annual financial statements for the year ending December 31, 2003 and must also provide the disclosures in its quarterly reports containing condensed
      consolidated financial statements for interim periods.   See note 4
      for further discussion and adoption.

2.    Inventories

      The components of inventories are as follows:


                                  June 30,    December 31,
                                    2003          2002
                                  --------    ------------

        Raw materials             $ 40,661      $ 42,779
        Work-in-process              3,921           976
        Finished goods              45,457        51,583

        Inventory reserve          (20,079)      (23,024)
                                  --------      --------

              Inventory, net      $ 69,960      $ 72,314
                                  ========      ========

3.    Goodwill and Intangible Assets

      Upon adoption of SFAS No. 142 on January 1, 2002, the Company ceased to amortize goodwill. Under SFAS No. 142, goodwill impairment is deemed to exist if the net book value of a reporting unit exceeds its estimated fair value as determined using a discounted cash flow methodology. Upon adoption of SFAS No. 142 on January 1, 2002, the Company recorded a one-time, non-cash charge of approximately $731,981 to reduce the carrying value of the Company's goodwill. This charge is not related to the Company's operations and is reflected as a cumulative effect of a change in accounting principle in the accompanying consolidated statements of operations. SFAS No. 142 requires that goodwill and other intangible assets with indefinite useful lives not be amortized but, instead, tested for impairment at least annually. The carrying amount of acquired intangible assets as of June 30, 2003 and December 31, 2002 is as follows:

                    REXALL SUNDOWN, INC. and SUBSIDIARIES
       NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)


                                       June 30,    December 31,
                                         2003          2002
                                       --------    ------------

      Amortized intangible assets
        Retailer relationships         $ 54,994      $ 54,994

      Less accumulated amortization     (13,443)      (11,864)
                                       --------      --------

        Intangible assets, net         $ 41,551      $ 43,130
                                       ========      ========

      Aggregate amortization expense of definite lived intangible assets for the six months ended June 30, 2003 and June 30, 2002 was approximately $1,579 and $1,894, respectively.

4.    Stock-based compensation

      On June 5, 2000, the Executive Board of Numico, under approval of the Supervisory Board, granted key employees of the Company options to purchase Numico stock under the Numico 2000 Share Option Plan. Options expire not later than five years after the date of grant and become exercisable in full three years after the date of grant. Had the fair value based method been used to account for such compensation, the Company's net loss would have been reduced to the following pro forma amounts indicated. There were no grants during the six month periods ended June 30, 2003 and 2002.


                               For the three months
                                  ended June 30,
                              -----------------------
                                2003          2002
                                ----          ----

      Net loss as reported    $(93,145)    $(797,400)
      Compensation costs          (574)         (574)
                              --------     ---------

      Pro forma net loss      $(93,719)    $(797,974)
                              ========     =========

      Under SFAS No. 123, fair value information for stock options was estimated using the Black Scholes option pricing model based on the following weighted average assumptions: (a) expected life of option of 5 years; (b) dividend yield of 1.37%; (c) expected volatility of 42.06%; and (d) risk-free interest rate of 2.78%.

5.    Discontinued Product Charge

      Effective April 2003, the Company voluntarily discontinued sales of its products that contain ephedra and recorded a charge of approximately $9,000 associated with such discontinued sales. The Company's belief that its ephedra products were safe when used as directed has been supported by scientific evidence. However, in light of adverse publicity surrounding ephedra and the current environment in the U.S., the Company believed it was in its best interest to voluntarily cease selling ephedra products. Loss from operations during the six months ended June 30, 2003 includes a one-time charge of approximately $9,000 ($5,535, after tax) associated with such discontinued sales. Of this amount, $5,701 reduced net sales and $3,299 increased cost of sales.

                    REXALL SUNDOWN, INC. and SUBSIDIARIES
       NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

6.    Litigation Recovery of Raw Material Costs

      The Company was a plaintiff in a vitamin antitrust litigation matter brought in the United States District Court in the District of Columbia against F. Hoffmann-La Roche Ltd. and others for alleged price fixing. Settlements with certain defendants were made and the Company received $6,026 ($3,706, after tax) in settlement of price fixing litigation during the six months ended June 30, 2002. Such amount reduced selling, general and administrative expenses.

7.    Commitments and Contingencies

      Low Carb Bar Litigations

      In September 2001, a putative consumer fraud class action was commenced in the Circuit Court of Jefferson County, Alabama alleging misleading labeling on the Company's low carbohydrate bar products. Counsel have recently commenced three additional, and virtually identical, lawsuits in the Circuit Court of Palm Beach County, Florida, the District Court of Sequoyah County, Oklahoma, and the Circuit Court of Polaski County, Arkansas. This case was settled in August 2003, see discussion below.

      In January 2002, a putative class action was filed in the Superior Court of San Francisco County, California individually and on behalf of all California consumers who purchased low carbohydrate food bar products. The Complaint seeks restitution and injunctive relief for an alleged violation of California Civil Code Sections 17200 and 17500 for unfair business practices relative to the marketing and sale of such products. This case was settled in August 2003, see discussion below.

      In August 2002, two private attorney general actions were filed in the Superior Court of San Francisco County on behalf of all California consumers who purchased the Company's low carbohydrate food bar products and other food bar products that contain Vitamin D3. The Complaints seek restitution and injunctive relief for an alleged violation of California Civil Code Sections 17200 and 17500 for unfair business practices relative to the marketing and sale of such products. This case was settled in August 2003, see discussion below.

      In August 2003, the parties noted above entered into a settlement agreement with the Company and the lawsuit was dismissed with prejudice. Based upon the terms of this settlement, the Company recorded a $7,819 charge in the six months ended June 30, 2003.

      Metabolife Litigation

      In June of 2002, a complaint was filed in the United States District Court, Southern District of California (Case No. CV 1275R AJB), by Metabolife International, Inc. seeking damages for alleged trademark infringement and false advertising claim arising out of the labeling of the Company's Metab-O-LITE product. The Court denied the Company's motion for summary judgment and granted in part Plaintiff's cross-motion for summary judgment as to certain defenses. In July 2003, the parties entered into a settlement agreement and the lawsuit was dismissed with prejudice. Based upon the terms of this settlement, the Company recorded a $27,000 charge in the six months ended June
      30, 2003, which was offset by $7,000 recoverable from the Company's insurance policy.

                    REXALL SUNDOWN, INC. and SUBSIDIARIES
       NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

      Bariatrix Litigation

      In February 2003, a complaint was filed in the United States District Court, District of Vermont, by Bariatrix Products International, Inc. seeking damages for alleged patent infringement arising out of the sale and distribution of the Company's high-protein low carbohydrate food bars. The Company has tendered its defense of this action to its third-party contract bar manufacturers, one of which has accepted the tender. Although the Company will vigorously prosecute its appeal and defend against this action, there can be no assurance that they will ultimately prevail in their defense.

8.    Related Party Transactions

      The Company has entered into transactions in the normal of course business with entities which are under common voting control. These transactions, measured at the exchange amount which is the amount of consideration established and agreed to by the related parties are as described below; there can be no guarantee that unrelated parties would agree to the same terms and conditions.

      Income Statement

      Sales

      The Company recorded net sales of $25,039 and $21,530 to affiliated companies for the six months ended June 30, 2003 and 2002, respectively. The net selling price is generally based upon the prices and terms and conditions offered to customers which are unrelated to the Company. The most significant net sales are to General Nutrition Companies, Inc. ("GNC") which accounted for $22,674 and $19,908 or approximately 11% and 8% of consolidated net sales for the for the six months ended June 30, 2003 and 2002, respectively.

      Cost of Sales

      Included in cost of sales are purchases from affiliated companies of $68,922 and $88,459 for the six months ended June 30, 2003 and 2002, respectively. The most significant purchases are from Nutraco S.A. which accounted for $55,627 and $70,347 or 37% and 40% of consolidated cost of sales for the six months ended June 30, 2003 and 2002, respectively. Nutraco S.A. purchases from unrelated suppliers and sells to the Company at a profit.

      Management Service Fees

      Based upon the terms of a management service agreement effective beginning in 2001 between the Company and Numico, included in selling, general and administrative expenses are management service fees of $1,377 for both the six months ended June 30 2003 and 2002. These fees are allocated by the Company's ultimate parent, Numico, based upon estimated costs plus a margin of 5%. The services charged include strategic planning, certain information technology, product and material management, and group business process, human resources, legal, tax, regulatory and management reporting. The Company's share of total service fees charged by Numico is based on its proportion of net sales to other affiliates in the United States which benefit from the services.

                    REXALL SUNDOWN, INC. and SUBSIDIARIES
       NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

      Trademarks

      On December 31, 2001, the Company sold its trademarks with its impaired carrying value of $201,000 to an affiliated company, Numico Financial Services S.A. The sale proceeds were $201,000 in cash.

      On January 1, 2002, the Company entered into a trademark and license service agreement with Numico Financial Services S.A. The term of the agreement is 10 years and unless earlier terminated will automatically renew for successive five-year terms.

      The agreement grants the Company the exclusive, non-transferable right to use the licensed marks in connection with certain licensed activities for a fee of 12.3% of sales, as defined, to third parties and affiliates. The trademark and license service agreement also grants the Company the right to reimbursement from Numico Financial Services S.A. for (i) certain actual marketing and advertising expenses in connection with goods bearing any of the licensed marks, and (ii) a license management fee for actual costs plus 5%, in performance of services set forth in the agreement such as maintaining registration, protection, enforcement and defense of the trademarks.

      The maximum amount for which the Company can claim reimbursement is restricted to 8% of the Company's sales to third parties and affiliates. For the six months ended June 30, 2003 and 2002, net trademark fees of $9,029 and $10,728, respectively, are included in cost of sales.

9.    Subsequent Event

      On July 25, 2003, the Company was acquired by NBTY, Inc. for $250,000 in cash, which is subject to adjustment based upon finalization of working capital balances acquired at date of closing in accordance with the terms of the purchase agreement.